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                                                                  Exhibit (g)(2)

                      AMENDMENT TO AUTOMATIC YRT AGREEMENT
                                  ("AMENDMENT")

Reference is made to the Automatic YRT Reinsurance Agreement, dated effective August 18, 2003 an identified as Treaty Number 9141 -00-00, (herein the "Agreement"), by and between IDS Life Insurance Company of New York and [name of reinsurer] , under which reinsurance is provided for policies issued on the "VUL-IV" and "LP Select" plans and related riders. The undersigned parties hereby agree that the Agreement shall be and is hereby amended as follows:

      1. Effective January 1, 2005, the schedule displayed in Section 9.4 of the Agreement is amended as follows:

                       Claimant Last Name          Lead Reinsurer
                       ------------------          --------------

                       A - F                       [name of reinsurer A]
                       G - M                       [name of reinsurer B]
                       N - S                       [name of reinsurer C]
                       T - Z                       [name of reinsurer D]

      2. Exhibit B, Section B.7, relating to International Risks shall be deleted in its entirety and replace with the following:
            "International Clients are defined and will be underwritten as described in the Ceding Company's "Guidelines for Underwriting International Clients", a copy of which has been provided to the Reinsurer. The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its international client guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented to accept policies subject to such changes."

Capitalized terms not otherwise defined herein have the meaning ascribed to them as in the Agreement. Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Amendment is effective immediately upon execution by both of the undersigned parties. This Amendment is made in duplicate and executed below by authorized representatives of both parties.

IDS LIFE INSURANCE COMPANY OF NEW YORK       [NAME OF REINSURANCE COMPANY]


By:  /S/ Timothy V. Bechtold                 By:   [signature]
 -------------------------------------
(signature)                                  (signature)

Timothy V. Bechtold                          [printed name]
--------------------------------------
(print or type name)                         (print or type name)

Title: VP- Insurance                         Title: [title]

Date: 12/29/04                               Date: [date]


Attest: /s/ Charles R. Casswell              Attest:  [signature]
--------------------------------------
(signature)                                  (signature)

Title: Reinsurance Officer                   Title: [title]